UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2018

BRIGHTSPHERE Investment Group plc
(Exact name of registrant as specified in its charter)

England and Wales	001-36683	98-1179929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Millennium Bridge House
2 Lambeth Hill
London EC4V 4GG, United Kingdom
+44-20-7002-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2018, the Board of Directors (the "Board of Directors") of BrightSphere Investment Group plc (the "Company") received notice from HNA Capital (U.S.) Holding LLC (“HNA Capital”) that HNA Capital has exercised its right, as successor by assignment to the rights of Old Mutual plc (“OM plc”) under Section 2.1 of the Shareholder Agreement, dated as of October 8, 2014, among OM plc, OM Group (UK) Limited and the Company (then known as OM Asset Management plc) to appoint John Paulson and Guang Yang to the Board of Directors. Messrs. Paulson and Yang have replaced Enrico Marini Fichera and Daniel Chen, previous appointees of HNA Capital, on the Board of Directors effective as of November 16, 2018.

Dr. Yang is the Managing Partner of H Plus Capital, a private market investment management firm, which he formed in August 2018 and the Founder and Chairman of Finergy Capital, a Beijing-based private equity fund, since October 2010. Dr. Yang served as the President of HNA Capital US from January 2016 through December 2017 and President of HNA Group Americas from January 2018 through August, 2018. Dr. Yang is also a former CEO of Finergy Capital. Dr. Yang previously spent 15 years as an Executive Vice President, Senior Portfolio Manager and Research Analyst at Franklin Templeton Investments Global Equities. He also served as the Chairman for Franklin Templeton China. Prior to joining Franklin Templeton Investments, he worked as a Research Scientist at Harvard Medical School and at Massachusetts General Hospital. Dr. Yang holds a B.S. from the University of Science and Technology of China, a Ph.D. in Neuroscience from Australian National University and an MBA from Harvard Business School. Dr. Yang is also a Chartered Financial Analyst (CFA) charterholder.

John Paulson currently serves as President of Paulson & Co, Inc., an SEC registered investment management company, and has served in this role since the firm was founded in 1994. Prior to founding Paulson & Co, Mr. Paulson was a general partner of Gruss Partners and a managing director in mergers and acquisitions at Bear Stearns. Mr. Paulson received his Masters of Business Administration from Harvard Business School and his undergraduate degree from New York University.

The information required by Item 404(a) of Regulation S-K with respect to certain relationships and related person transactions between the Company and HNA Capital set forth in the Company’s Definitive Proxy Statement on Schedule 14A for its 2018 Annual General Meeting of Shareholders filed with the Securities and Exchange Commission on April 30, 2018 is incorporated by reference herein.

ITEM 7.01    Regulation FD Disclosure.

On November 18, 2018 HNA Eagle Holdco LLC notified the Company that it has agreed to sell the substantial majority of its ordinary shares in the Company to Paulson & Co. Following the transaction, Paulson & Co. will own approximately 24.95% of the ordinary shares of the Company and HNA Eagle Holdco LLC will own less than 1% of the ordinary shares of the Company. The closing of the transaction will be subject to regulatory approvals.

The Company issued a press release announcing the transaction. A copy of such press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference into this Item 7.01.

ITEM 9.01    Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	Press Release issued by the Company on November 19, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this form to be signed on its behalf by the undersigned, thereto duly authorized.

Date:	November 19, 2018	BRIGHTSPHERE INVESTMENT GROUP PLC

		By:	/s/ Stephen H. Belgrad
		Name:	Stephen H. Belgrad
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by the Company on November 19, 2018